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                                                                  EXHIBIT (a)(5)

                     AMENDMENT NO. 7 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                          EFFECTIVE: SEPTEMBER 22,2003

         THIS AMENDMENT NO. 7 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15,1999 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on August 21, 2003, with respect to ING GET U.S. Core Portfolio - Series 3, a new series of the Trust acting pursuant to Sections 2.1 and 2.6 of the Trust Instrument of the Trust. The resolution serves to establish and designate the series.

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                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

         I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on August 21,2003 with regard to the designation of a new series of the Trust:

                  RESOLVED, that pursuant to Article II, Sections 2.1 and 2.6 of the Trust Instrument, dated July 15,1999, as amended (the "Trust Instrument") of the ING Variable Insurance Trust the establishment of additional separate series designated as ING GET U.S. Core Portfolio - Series 3, ING GET U.S. Core Portfolio - Series 4, ING GET U.S. Core Portfolio - Series 5 and ING GET U.S. Core Portfolio - Series 6, be, and they hereby are, approved and that the officers of ING Variable Insurance Trust, be, and hereby are, authorized to prepare, execute and deliver Amendments to the Trust Instrument to establish each series, to be effective on a date deemed appropriate by the officers of ING Variable Insurance Trust.

                                                    -s- Huey P. Falgout, Jr.
                                                    ----------------------------
                                                    Huey P. Falgout, Jr.
                                                    Secretary

Dated: September 22,2003